EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-83782 and No. 333-37782) of our report dated March 5, 2003, relating to the consolidated financial statements and schedule of Senetek PLC and Subsidiaries, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California

March 26, 2003